As filed with the Securities and Exchange Commission on July 22, 2003

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1978822
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10700 Bren Road West
Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
2000 EQUITY INCENTIVE PLAN
(Full title of the plan)

Douglas W. Kohrs
President and Chief Executive Officer
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
10700 Bren Road West
Minnetonka, MN 55343
(952) 930-6000
(Name, address and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to	Amount to be	offering price per	aggregate offering	Amount of
be registered	registered (1)	unit (2)	price (2)	registration fee

Voting Common Stock par value $.01 per share	2,000,000	$18.25	$36,500,000	$2,952.85

(1)	Represents the increase in the total number of shares reserved for issuance under the 2000 Equity Incentive Plan. An aggregate of 5,466,750 shares has been previously registered under a registration statement on Form S-8 (SEC File No. 333-43536 and a registration statement on Form S-8 (SEC File No. 333-75314), with respect to the 2000 Equity Incentive Plan and the Employee Stock Purchase Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also includes an indeterminate number of additional shares as may be issued as a result of anti-dilution provisions contained in the 2000 Equity Incentive Plan.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average between the high and low sales prices of the registrant’s common stock on July 18, 2003 on the Nasdaq National Market, as reported by Nasdaq.

STATEMENT UNDER GENERAL INSTRUCTION E — REGISTRATION OF ADDITIONAL SHARES
Explanatory Note
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EX-5.1 Opinion/Consent-Oppenheimer Wolf & Donnelly
EX-23.1 Consent of Ernst & Young LLP

STATEMENT UNDER GENERAL INSTRUCTION E —
REGISTRATION OF ADDITIONAL SHARES

Explanatory Note

     The registrant, American Medical Systems Holdings, Inc. (“AMS”), previously filed: (x) a registration statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 333-43536) in connection with the registration of an aggregate of 4,011,750 shares of AMS voting common stock, $.01 par value per share, to be issued under AMS’ Employee Stock Purchase Plan and 2000 Equity Incentive Plan and (y) a registration statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 333-75314) in connection with the registration of an additional 1,455,000 shares of AMS voting common stock, $.01 par value per share, to be issued under AMS’ 2000 Equity Incentive Plan.

     Pursuant to General Instruction E of Form S-8, this registration statement is filed by AMS solely to register an additional 2,000,000 shares of voting common stock reserved for issuance under AMS’ 2000 Equity Incentive Plan. This increase was approved by AMS’ Board of Directors on March 27, 2003, subject to approval by the AMS stockholders. On May 7, 2003, the AMS stockholders approved the increase in the number of shares reserved for issuance under the 2000 Equity Incentive Plan. Pursuant to General Instruction E, the contents of AMS’ previously filed registration statements on Form S-8 (SEC File No. 333-43536 and SEC File No. 333-75314), all annual and periodic reports that AMS filed, or will file, after the effective date of such prior registration statements or this registration statement to maintain current information about AMS, are hereby incorporated by reference into this registration statement pursuant to General instruction E of Form S-8.

Part II

INFORMATION REQUIRED
IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith electronically).

23.1	Consent of Ernst & Young LLP (filed herewith electronically).

23.4	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on July 3, 2003.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

By:	/s/ Douglas W. Kohrs

Douglas W. Kohrs President and Chief Executive Officer

By:	/s/ M. James Call

M. James Call Executive Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Douglas W. Kohrs and M. James Call, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on July 3, 2003 by the following persons in the capacities indicated.

Signature	Title

/s/ Doulgas W. Kohrs Douglas W. Kohrs	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ M. James Call M. James Call	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/s/ Richard B. Emmitt Richard B. Emmitt	Director

/s/ Christopher H. Porter, Ph.D. Christopher H. Porter, Ph. D	Director

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Signature	Title

/s/ David W. Stassen David W. Stassen	Director

/s/ A. Jay Graf A. Jay Graf	Director

/s/ Elizabeth H. Weatherman Elizabeth H. Weatherman	Director

/s/ Thomas Timbie Thomas Timbie	Director

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INDEX TO EXHIBITS

No.	Item	Method of Filing

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP	Filed herewith electronically.

23.1	Consent of Ernst & Young LLP	Filed herewith electronically.

23.4	Consent of Oppenheimer Wolff & Donnelly LLP	Included in Exhibit 5.1.

24.1	Power of Attorney	Included on the signature page to this Registration Statement

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